UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2006

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement

On September 8, 2006, Cord Blood America, Inc. (the “Company”) entered into a Severance Agreement with Sandra Anderson, the Chief Financial Officer of the Company. This agreement entitles Ms. Anderson to $32,500 in severance payments, with $20,000 payable on September 8, 2006, and $12,500 payable on October 2, 2006. The agreement allows for up to 10 hours of consulting work, without compensation, performed by Sandra Anderson, per week for proceeding 45 days after agreement is executed. A copy of the Severance Agreement is attached hereto as Exhibit 10.70.

Item 1.02.

Termination of a Material Definitive Agreement

On September 8, 2006, the Employment Agreement, dated January 1, 2006, between the Company and Sandra Anderson, its Chief Financial Officer, was terminated effective close of business September 8, 2006 in connection with the termination of Ms. Anderson’s employment with the Company.

Item 2.01.

Completion of Acquisition or Disposition of Assets

On September 5, 2006, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Noah Anderson, the President of Family Marketing, Inc., a wholly-owned subsidiary of the Company (“Family Marketing”), and Chief Technology Officer of the Company. Mr. Anderson also is the spouse of Ms. Anderson, the Company’s former Chief Financial Officer and now a consultant to the Company. Pursuant to the Purchase Agreement, the Company sold all assets and liabilities of Family Marketing to Mr. Anderson, in exchange for a credit of $82,500 in receivables that Cord Partners, Inc. had outstanding invoices from Family Marketing, and cancellation of $32,500 in severance compensation (the “Sale”). The foregoing description of The Sale is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.71.

Item 2.05.

Costs Associated with Exit or Disposal Activities

As part of its ongoing efforts to improve operating efficiencies and reduce the operating costs of the Company, on September 8, 2006, the Company committed to a reduction in its current staffing and notified selected individuals, that their positions are being eliminated. All employees will cease employment with the Company effective September 8, 2006.

The Company expects to record a charge, estimated at approximately $71,525.53 related to these actions in the third quarter of 2006. The Company estimated that $39,025.53 of this charge relates to cash expenditures for severance of terminated employees and $32,500.00 of this charge relates to cash expenditures for contract termination costs.

Item 5.02.

Departures of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On September 5, 2006, Noah Anderson resigned as Chief Technology Officer of the Company and as President of Family Marketing.

On September 8, 2006, Sandra Anderson was terminated without cause as Chief Financial Officer of the Company. Ms. Anderson will continue to work as a consultant to the Company approximately 10 hours per week for the following 6 weeks.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

10.70

Severance Agreement, dated September 8, 2006, between the Company and Sandra Anderson.

10.71

Stock Purchase Agreement, dated September 5, 2006, between the Company and Noah Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 11, 2006

CORD BLOOD AMERICA, INC.

By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler,
Chief Executive Officer

EXHIBIT INDEX

10.70

Severance Agreement, dated September 8, 2006, between the Company and Sandra Anderson.

10.71

Stock Purchase Agreement, dated September 5, 2006, between the Company and Noah Anderson.